UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ________________
                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    September 29, 2004
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                          GENELABS TECHNOLOGIES, INC.
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            (Exact name of registrant as specified in its charter)


          California                  0-19222              94-3010150
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(State or other jurisdiction of     (Commission          (IRS Employer
      incorporation)                File Number)         Identification No.)


          505 Penobscot Drive, Redwood City, California            94063
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            (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code       (650) 369-9500
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        (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
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|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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1.01     Entry into Material Definitive Agreement

         On September 29, 2004 Genelabs Technologies, Inc. (the "Company") signed an agreement with Gilead Sciences ("Gilead") to collaborate in the research, development and commercialization of novel compounds for the treatment of infection caused by the hepatitis C virus (HCV). The agreement was announced in a press release on September 30, 2004.

         Under the terms of the agreement, Gilead will pay the Company a nonrefundable $8 million upfront payment and will provide $3.6 million in research funding for each of the first two years of the agreement, increasing to $4.0 million for the third year. In return the Company will devote a specified number of scientists to the program and provide Gilead with exclusive access to certain compounds developed by Genelabs in the program. The Company could also earn milestone payments of up to $38 million for each such compound developed by Gilead under the agreement, based upon the achievement of specified development and regulatory goals. Gilead will receive exclusive worldwide license rights and is obligated to pay the Company a royalty on any net sales of future products developed from the Genelabs compounds.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                                 GENELABS TECHNOLOGIES, INC.


                                                 By: /s/Adrian Arima
                                                    -------------------------
                                                 Name:  Adrian Arima
                                                 Title: Vice President,
                                                        General Counsel
Date:  October 1, 2004